Exhibit 10.21

RESTRICTED STOCK UNIT AGREEMENT

Dear ______:

Waste Connections, Inc. (the “Company”) is pleased to inform you that you have been awarded Restricted Stock Units (the “Award”) under the Company’s 2014 Incentive Award Plan (the “Plan”). Each Restricted Stock Unit represents the right to receive one share of the Company’s common stock (“Common Stock”) pursuant to the Plan, to the extent vested on the vesting date of that unit. The Award will vest in a series of installments over your period of continued service with the Company as set forth herein. Unlike a typical stock option program, the shares will be issued to you as a bonus for your continued service over the vesting period, without any cash payment required from you. However, you must pay the applicable income and employment withholding taxes (described below) when due.

The award under this Restricted Stock Unit Agreement (the “Agreement”) is in connection with and in furtherance of the Company’s compensatory benefit plan for participation of the Company’s Employees, Directors and Consultants. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

This Agreement sets the number of shares of the Common Stock subject to your award, the applicable vesting schedule for the issuance of those shares, and the remaining terms and conditions governing your award.

Award Date: _____________

Number of Shares Subject to Award: ______________ shares of Common Stock (the “Shares”)

Vesting Schedule: The Award will vest and become issuable in a series of four (4) successive equal annual installments upon your completion of each year of Continuous Status as an Employee, Director or Consultant over the four (4)-year period measured from the Award Date. However, no Shares with respect to which the Award has vested in accordance with such schedule will actually be issued until you satisfy all applicable income and employment withholding taxes. The Shares subject to the Award that have become vested are referred to as “Vested Award Units.”

Other important features of your Award may be summarized as follows:

1.            Forfeitability: Should your Continuous Status as an Employee, Director or Consultant cease for any reason prior to vesting in one or more installments of the Shares subject to your Award, then your Award will be cancelled with respect to the unvested Shares and the number of your Restricted Stock Units will be reduced accordingly, and you will cease to have any right or entitlement to receive any Shares under those cancelled units.

2.            Distribution.

(a)          The Restricted Stock Units shall be distributed in Shares (either in book-entry form or otherwise), as soon as administratively practicable following the vesting of the applicable Restricted Stock Unit, and, in any event, within sixty (60) days following such vesting. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of Restricted Stock Units if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2(a) if such delay will result in a violation of Section 409A of the Code.

(b)          All distributions shall be made by the Company in the form of whole Shares, and any fractional share shall be applied to the payment of withholding taxes.

3.            Transferability: Prior to your actual receipt of the Shares pursuant to your Award, you may not transfer any interest in your Award or the underlying Shares in any manner (including pledging or hedging the sale of the Shares, including without limitation, any short sale, put or call option or any other instrument tied to the value of the Shares) other than by will or the laws of descent and distribution and no Restricted Stock Units or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of you or your successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy). Any attempt by you to do so will result in an immediate forfeiture of the Restricted Stock Units awarded to you hereunder. However, your right to receive any Shares which have vested under your Restricted Stock Units but which remain unissued at the time of your death may be transferred pursuant to the provisions of your will or the laws of inheritance or to your designated beneficiary following your death. In the event the Shares which vest hereunder are to be issued to the executors, administrators, heirs or distributees of your estate or to your designated beneficiary, the Company shall be under no obligation to effect such issuance unless and until the Committee is satisfied that the person to receive those Shares is the duly appointed legal representative of your estate or the proper legatee or distributee thereof or your named beneficiary.

Any Shares issued to you pursuant to the terms of this Agreement may not be sold or transferred in contravention of (i) any market black-out periods the Company may impose from time to time or (ii) the Company’s insider trading policies to the extent applicable to you.

4.            Adjustments: The Administrator may accelerate the vesting of all or a portion of your Award in such circumstances as it, in its sole discretion, may determine. You acknowledge that the Restricted Stock Units and the Shares subject to the Restricted Stock Units are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12 of the Plan.

5.            Federal Income Taxation: You generally will recognize ordinary income for federal income tax purposes on the date the Shares subject to your Award vest, and you must satisfy the income tax withholding obligation applicable to that income. The amount of your taxable income will generally be based on the closing selling price per share of Common Stock on the New York Stock Exchange on the date your Vested Award Units are issued and distributed times the number of Shares which are distributed on that date. This is a general summary of the possible tax consequences of the Award and is not tax advice. You are advised to consult with your own advisor as to the possible tax consequences of this Award.

6.            FICA Taxes: You will be liable for the payment of the employee share of the FICA (Social Security and Medicare) taxes applicable to your Award, which liability will generally arise at the time your Award vests. FICA taxes will generally be based on the closing selling price of the shares on the New York Stock Exchange on the date those Shares vest under your Award.

7.            Withholding Taxes: You must pay all applicable federal, state and local income and employment withholding taxes when due.

(a)          In the Company’s sole discretion, the Company may collect any applicable federal, state and local income and employment withholding taxes with respect to the Award through an automatic Share withholding procedure pursuant to which the Company will withhold a portion of those vested Shares with a fair market value (measured as of the date the withholding obligation arises) equal to the amount of such withholding taxes (the “Share Withholding Method”); provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state and local tax purposes, including payroll taxes, that are applicable to supplemental taxable income. You shall be notified in writing in the event such Share Withholding Method is no longer available.

(b)          Should any Shares vest under the Award at a time when the Share Withholding Method is not available, then the Company may, in its sole discretion, collect any applicable federal, state and local income and employment withholding taxes from you through any of the following alternatives:

•           your delivery of a separate check payable to the Company in the amount of such withholding taxes, or

•           the use of the proceeds from a next-day sale of the Shares issued to you; provided and only if (i) such a sale is permissible under the Company’s trading policies governing the sale of Common Stock, (ii) you make an irrevocable commitment, on or before the vesting date for those Shares, to effect such sale of the Shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

8.            Stockholder Rights: Neither you nor any person claiming under or through you will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to you (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, you will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

9.          Dividend Equivalent Rights: Should the Board in its discretion declare an extraordinary cash dividend on the Common Stock at a time when unissued shares of such Common Stock are subject to your Award, then the number of Shares at that time subject to your Award will automatically be increased on the date the dividend is paid by an amount determined in accordance with the following formula, rounded down to the nearest whole share:

X = (A x B)/C, where

X = the additional number of Shares which will become subject to your Award by reason of the extraordinary cash dividend;

A = the number of unissued Shares subject to this Award as of the record date for such dividend;

B = the per Share amount of the cash dividend; and

C = the closing selling price per share of Common Stock on the New York Stock Exchange on the payment date of such dividend.

The additional Shares resulting from such calculation will be subject to the same terms and conditions as the unissued Shares to which they relate under your Award. The Board has the discretion to determine when a cash dividend shall be considered extraordinary. Your Award will not be adjusted to reflect regular or periodic cash dividends. In order for you to receive a dividend equivalent increase to the number of Shares subject to your Award, you must be in Continuous Status as an Employee, Director or Consultant on the date the extraordinary dividend is actually paid. These dividend equivalent rights and any amounts that may become distributable in respect thereof shall be treated separately from the Restricted Stock Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.

10.         Change in Control: In the event of a Change in Control, the vesting of the Shares subject to your Award will accelerate in full immediately upon such Change in Control.

11.         Securities Law Compliance: No Shares will be issued pursuant to your Award if such issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system on which the Common Stock may then be listed. In addition, no Shares will be issued unless:

(a)          a registration statement under the Securities Act is in effect at that time with respect to the Shares to be issued; or

(b)          in the opinion of legal counsel to the Company, those Shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any Shares, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

12.         Notice: Any notice or other communication to be given under or in connection with this Agreement or the Plan shall be given in writing and shall be deemed effectively given on receipt or, in the case of notices from the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you may hereafter designate by notice to the Company.

13.         Remaining Terms: The remaining terms and conditions of your Award are governed by the Plan, and your Award is also subject to all interpretations, amendments, rules and regulations which may from time to time be adopted under the Plan. Along with this Agreement, you also received a copy of the official prospectus summarizing the principal features of the Plan. Please review the plan prospectus carefully so that you fully understand your rights and benefits under your Award and the limitations, restrictions and vesting provisions applicable to the Award. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall be controlling.

14.         Limitations: Nothing in this Agreement or the Plan shall confer on you or any other person:

(a)          Any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable Award agreement;

(b)          Any right with respect to continuation of employment or a consulting or directorship arrangement with the Company or any Subsidiary, nor shall they interfere in any way with the right of the Company or any Subsidiary that employs you or engages you as a consultant or director to terminate your employment or consulting or directorship arrangement at any time, with or without cause;

(c)          Any right to be selected to participate in the Plan or to be granted an Award; or

(d)          Any right to receive any bonus, whether payable in cash or in Common Stock, or in any combination thereof, from the Company or its Subsidiaries, nor be construed as limiting in any way the right of the Company or its Subsidiaries to determine, in its sole discretion, whether or not it shall pay any employee, consultant or director bonuses, and, if so paid, the amount thereof and the manner of such payment.

15.         Section 409A: This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify you or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

16.          Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon you, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan or this Agreement.

17.         Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18.          Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

19.         Conformity to Applicable Law. You acknowledge that the Plan and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

20.         Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Restricted Stock Units in any material way without your prior written consent.

21.         Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

22.         Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if you are subject to Section 16 of the Exchange Act, the Plan, the Restricted Stock Units, including Restricted Stock Units resulting from dividend equivalent rights, and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

23.         Entire Agreement. The Plan and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of you and the Company with respect to the subject matter hereof.

24.         Agreement Severable. In the event that any provision of this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

25.         Counterparts. This Agreement may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

WASTE CONNECTIONS, INC.

BY:

TITLE:	Chairman and Chief Executive Officer

ACKNOWLEDGMENT

I hereby acknowledge and accept the foregoing terms and conditions of the restricted stock unit award evidenced hereby. I further acknowledge and agree that the foregoing sets forth the entire understanding between the Company and me regarding my entitlement to receive the shares of the Company’s common stock subject to such award and supersedes all prior oral and written agreements on that subject.

SIGNATURE:

PRINTED NAME:

DATE:                                                    , 20__

KEEP THIS PAGE FOR YOUR RECORDS.

ACKNOWLEDGMENT

I hereby acknowledge and accept the foregoing terms and conditions of the restricted stock unit award evidenced hereby. I further acknowledge and agree that the foregoing sets forth the entire understanding between the Company and me regarding my entitlement to receive the shares of the Company’s common stock subject to such award and supersedes all prior oral and written agreements on that subject.

SIGNATURE:

PRINTED NAME:

HOME ADDRESS:

CITY, STATE, ZIP:

DATE:                                                , 20__

PRINT, SIGN AND RETURN ONLY THIS PAGE VIA REGULAR U.S. POSTAL SERVICE FIRST CLASS MAIL SERVICE WITHIN 7 DAYS OF RECEIPT TO:

[NAME]
STOCK PLAN ADMINISTRATOR
WASTE CONNECTIONS, INC.
3 WATERWAY SQUARE PLACE
SUITE 110
THE WOODLANDS, TX	77380

ORIGINAL SIGNATURE REQUIRED – PLEASE DO NOT FAX OR PDF

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